UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2026

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Florida	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 N. Cattlemen Rd., Ste. 200 Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 735-7346

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	DJT	New York Stock Exchange Texas
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On April 21, 2026, Trump Media & Technology Group Corp., a Florida corporation (the “Company”), announced that, as of such date (the “Transition Date”), Kevin J. McGurn will serve as Interim Chief Executive Officer and succeed Devin Nunes as the Company’s principal executive officer.

The Company and Mr. Nunes entered into a Separation and Release Agreement, dated as of April 21, 2026 (the “Separation Agreement”), pursuant to which Mr. Nunes ceased to be an employee, officer or director of the Company or any subsidiary or affiliate of the Company—including Chairman of the board of directors of the Company (the “Board”).  The Separation Agreement also contains certain provisions which supersede the severance provisions of Mr. Nunes’s Executive Employment Agreement, effective as of January 2, 2022, as amended on March 7, 2024 (as amended, the “Employment Agreement”). Pursuant to such terms, the Company will provide Mr. Nunes with continuation of his base salary in effect on the Transition Date for the period beginning on the Transition Date through September 30, 2026. Additionally, the Separation Agreement provides for accelerated vesting of 96,721 time-based restricted stock units (“RSUs”) granted to Mr. Nunes on August 6, 2025 under the Company’s 2024 Amended & Restated Equity Incentive Plan, and the forfeiture of all other unvested equity. In addition, to the extent not already paid, Mr. Nunes is entitled to receive the accrued benefits provided under the Employment Agreement, which include any unpaid base salary through the Separation Date, reimbursement for unreimbursed business expenses, and all other accrued and vested payments, benefits, or fringe benefits required to be paid under applicable plans or by law.

As part of the Separation Agreement, and in consideration for receiving the separation benefits described above, Mr. Nunes agreed to execute a general release and waiver of claims in favor of the Company and its affiliates, officers, directors, employees, agents, and other related parties. The Separation Agreement also includes confidentiality, trade secret, nondisparagement and other restrictive covenants. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of Principal Executive Officer

Also on April 21, 2026, the Board appointed Kevin J. McGurn, age 53, to serve as Interim Chief Executive Officer of the Company, effective immediately. Mr. McGurn has served as an advisor to the Company since December 2024, supporting the Company’s strategic initiatives across social media, streaming, and mergers and acquisitions. Mr. McGurn has also served as Chief Executive Officer and a director of Blue Water Acquisition Corp. III (NASDAQ: BLUW) since November 2025. Mr. McGurn has served as the Chief Executive Officer and as a member of SONO Group N.V. (NASDAQ: SSM) since September 2025. Mr. McGurn has also served as the Chief Executive Officer and as a member of the board of directors of New America Acquisition I Corp. (NYSE: NWAX) since February 2026. Mr. McGurn has also served as a member of the board of directors of D. Boral Acquisition I Corp. (NASDAQ: DBCA) since February 2026. Mr. McGurn served as the Chief Executive Officer and as a member of the board of directors of Yorkville Acquisition Corp. (NASDAQ: MCGA) from March 2025 to April 2026. He also served as Chief Executive Officer of Texas Ventures Acquisition III Corp (NASDAQ: TVA) from September 2025 to April 2026.   Previously, Mr. McGurn also served as Vice President of Advertising Solutions at T-Mobile, where he led initiatives across digital and programmatic advertising platforms from 2023 to 2024. Prior to that, he was President at Vevo LLC, a global music video platform jointly owned by Universal Music Group and Sony Music Entertainment, where he was responsible for monetization, sales strategy, and global partnerships from 2017 to 2023. Earlier in his career, from 2007 to 2013, Mr. McGurn served as Senior Vice President of Advertising Sales at Hulu, where he helped to launch and scale the company’s ad-supported streaming business. He has also held an independent board role at Zype, Inc., a video infrastructure platform that was acquired by Backlight, a portfolio company of PSG. He is also a limited partner and strategic entrepreneurial advisor to Revel Partners, a venture capital firm focused on B2B SaaS and media innovation, and Alpine Meridian, a venture capital fund with investments across digital media and consumer technology. Mr. McGurn has cultivated extensive relationships across media, entertainment, technology, telecommunications, and music industries. Mr. McGurn graduated from Ohio Wesleyan University in 1998 with a BA in History and was a two-time NCAA all-America pick in the sport of lacrosse.

In connection with Mr. McGurn’s appointment, the Company and Mr. McGurn entered into an Employment Agreement, effective as of April 21, 2026 (the “New CEO Employment Agreement”). The New CEO Employment Agreement provides for an initial employment term of nine months (the “Initial Employment Term”).  During the Initial Employment Term, Mr. McGurn will receive a base salary of $125,000 per month (“Monthly Base Salary”). Mr. McGurn will also receive an award of 146,198 RSUs. Subject to Mr. McGurn’s continued employment, the RSUs will vest in substantially equal monthly installments during the Initial Employment Term. If Mr. McGurn’s employment term ends as a result of Mr. McGurn ’s termination without cause (as defined in the New CEO Employment Agreement), Mr. McGurn  will, subject to signing a release, remain entitled to the Monthly Base Salary through the end of the Initial Employment Term and all outstanding RSUs will fully vest. If Mr. McGurn’s employment term ends as a result of a termination for cause or as a result of his death or disability (each as defined in the New CEO Employment Agreement), Mr. McGurn will be entitled to receive the accrued benefits provided under the New CEO Employment Agreement, which include, among other things, any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, and all other accrued and vested payments. After the full completion of the Initial Employment Term, the Company has the option to continue Mr. McGurn’s employment on a month-to-month basis. If the parties do not agree to appoint Mr. McGurn to a permanent CEO position, with the terms of such arrangement to be negotiated, at the end of the employment term, the parties have agreed to enter into a 12-month consulting agreement at $50,000 per month for purposes of ensuring continuity of Mr. McGurn’s services. The foregoing description of the New CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New CEO Employment Agreement, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

There are no family relationships between Mr. McGurn and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K. As previously disclosed, on August 26, 2025, the Company announced that it entered into a definitive agreement (as amended by Amendment No. 1 to the Business Combination Agreement, dated October 31, 2025) for a business combination to establish Trump Media Group CRO Strategy, Inc., a digital asset treasury company focused on acquisition of the native cryptocurrency token of the Cronos ecosystem with Yorkville Acquisition Corp., a special purpose acquisition company, of which Mr. McGurn previously served as CEO and director. Expected funding for the digital asset treasury will consist of $1 billion in Cronos from Crypto.com, $200 million in cash and $220 million cash-in mandatory exercise warrants, with an additional $5 billion equity line of credit from an affiliate of Yorkville Acquisition Corp. Except as described above, there are no transactions between Mr. McGurn and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of New Directors

Effective April 24, 2026, the Board appointed Meredith O’Rourke and Boris Epshteyn as members of the Board. The Board has determined that Ms. O’Rourke qualifies as an independent director under the applicable standards of the Board, the Nasdaq Listing Rules, and the Sarbanes-Oxley Act of 2002, as amended. There are no relationships or related party transactions between the Company and either Ms. O’Rourke or Mr. Epshteyn, that would require disclosure under Item 404(a) of Regulation S-K. Ms. O’Rourke and Mr. Epshteyn will receive standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company, including the Company’s standard cash retainer and equity compensation.

Meredith O’Rourke, 54, is a nationally recognized fundraising strategist and civic leader with more than three decades of experience supporting public, philanthropic, and mission-driven organizations. She has served as the principal of Forward Strategies, Inc., since 2005. As the Senior Advisor and National Finance Director for President Donald J. Trump since 2022, Ms. O’Rourke developed, managed and led President Trump’s national fundraising team during the 2024 election.  Based in Tallahassee, Florida, Ms. O’Rourke has spearheaded fundraising initiatives for numerous gubernatorial, senate, congressional and statewide campaigns. Throughout her career, Ms. O’Rourke has guided major fundraising efforts for national committees, charitable foundations, helping organizations to expand stakeholder engagement. Ms. O’Rourke serves on the National Park Foundation Board and remains actively engaged in community service, philanthropy, and initiatives that strengthen civic participation. Ms. O’Rourke holds a degree in political science from Virginia Commonwealth University.

Boris Epshteyn, 43, is Senior Counsel and Senior Advisor to President Donald J. Trump. Mr. Epshteyn is the founder and president of Georgetown Advisory, which, since being founded over a decade ago, has continued to focus on legal, political, communications, crisis management, public affairs, and other varied strategic consulting services. Since 2023, Mr. Epshteyn has served as a Managing Director of Kenmar Securities, LLC, after having served as Managing Director of two other securities firms, including TGP Securities, Inc., starting in 2009. Mr. Epshteyn was a Strategic Advisor on President Trump’s 2020 Campaign. He was also a co-chair of the Jewish Voices for Trump Advisory Board, and the campaign’s point person on outreach to the Jewish community. During President Trump’s first term in the White House, Mr. Epshteyn served as Special Assistant to President Trump and Assistant Communications Director. He coordinated and managed media appearances and interviews of, and provided briefings to, top administration officials, including the President of the United States. Previously, Mr. Epshteyn served as the Director of Communications for the 58th Presidential Inaugural Committee, where he directed communications strategy and implementation for the inauguration of President Donald J. Trump on January 20th, 2017. As a Senior Advisor to the Trump - Pence 2016 Presidential Campaign, Mr. Epshteyn concentrated on communications strategy. Mr. Epshteyn also previously served as the Chief Political Commentator for Sinclair Broadcast Group, one of the largest and most diversified television broadcasting companies in the country. He is an attorney with almost two decades of expertise in litigation, restructuring, finance, and securities. Mr. Epshteyn graduated, cum laude, with a BSFS degree from Georgetown University’s School of Foreign Service and holds a Juris Doctorate degree from Georgetown University Law Center.

Item 8.01.	Other Events.

On April 21, 2026, the Company issued a press release announcing, among other things, the appointment of Mr. McGurn as the Company’s interim Chief Executive Officer to succeed Mr. Nunes, effective immediately. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 8.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description
10.1	Separation and Release Agreement, dated as of April 21, 2026.
10.2	Employment Agreement, effective as of April 21, 2026.
99.1	Press Release, dated April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: April 24, 2026	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel and Secretary